Exhibit 99.1

Brookfield Completes Acquisition of Oaktree

Acquisition strengthens $365B credit platform, bringing together Oaktree’s cycle-tested expertise with Brookfield’s scale and reach

NEW YORK – August 3, 2026 – Brookfield today announced that it has completed its acquisition of Oaktree, one of the world’s premier credit managers. The transaction marks the next step in a partnership that began in 2019 and fully brings together the Oaktree and Brookfield platforms. With the addition of Oaktree, Brookfield’s global credit platform offers a broad range of solutions across opportunistic credit, real asset credit, asset-backed finance and corporate performing credit to institutions, financial advisors and individuals.

Connor Teskey, CEO of Brookfield Asset Management, said, “Brookfield has been a leading alternative asset investor for decades and over the past 20 years has built a credit business to complement its global real asset platforms. Adding the Oaktree franchise has further strengthened our ability to invest across market cycles and opportunity sets, enhanced by Oaktree’s track record and underwriting capabilities. We look forward to building on their strong track record and deep expertise as we continue to grow our credit business globally.”

Bob O’Leary and Armen Panossian, Co-CEOs of Brookfield’s Credit Group, said, “Brookfield and Oaktree’s partnership over the past seven years has been built on a shared commitment to disciplined investing and a long-term perspective. This next step allows us to build on that foundation and continue delivering strong outcomes for our clients.”

Howard Marks will be Co-Chair of Oaktree, in addition to his role as a Director of Brookfield Corporation, and Chair of Brookfield’s Investment Solutions Group. Bruce Karsh will also be Co-Chair of Oaktree in addition to being Oaktree’s Chief Investment Officer and portfolio manager for Oaktree’s Global Opportunities and Global Credit strategies.

With the acquisition of Oaktree, the U.S. becomes Brookfield Asset Management’s largest market. It is now home to over 60% of Brookfield Asset Management's employee base and the source of nearly half of its revenue. It further deepens Brookfield’s long-standing presence in the country and reinforces its commitment to investing in the U.S. economy. At the same time, Oaktree's global investment platform and presence in 18 countries broadens the reach of Brookfield's credit business, strengthening its ability to serve clients and deploy capital worldwide.

About Brookfield

Brookfield is a leading global investment firm with more than $1 trillion in assets under management. The firm owns and operates high-quality businesses and real assets that provide essential services and form the backbone of the global economy. Brookfield invests on behalf of institutions and individuals around the world across infrastructure, energy, private equity, real estate, and credit. With more than a century of operating experience and a global presence in over 30 countries, Brookfield deploys long-term capital to generate sustainable value for its clients and shareholders. Brookfield Corporation (NYSE: BN, TSX: BN) and Brookfield Asset Management (NYSE: BAM, TSX: BAM) are publicly traded in New York and Toronto.

For more information, please visit our website at www.brookfield.com.

Brookfield Media: Kerrie McHugh Tel: (212) 618-3469 Email: kerrie.mchugh@brookfield.com	Brookfield Investor Relations: Jason Fooks Tel: (212) 417-2442 Email: jason.fooks@brookfield.com

Notice to Readers

This news release contains “forward-looking statements” within the meaning of the U.S. Securities Act of 1933, the U.S. Securities Exchange Act of 1934, “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of other relevant securities legislation, including applicable securities laws in Canada, which reflect our current views with respect to, among other things, our operations and financial performance (collectively, “forward-looking statements”). Forward-looking statements include statements that are predictive in nature, depend upon or refer to future results, events or conditions, and include, but are not limited to, statements which reflect management’s current estimates, beliefs and assumptions and which are in turn based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. The estimates, beliefs and assumptions of Brookfield are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change. Forward-looking statements are typically identified by words such as “expect”, “anticipate”, “believe”, “foresee”, “could”, “estimate”, “goal”, “intend”, “plan”, “seek”, “strive”, “will”, “may” and “should” and similar expressions. In particular, the forward-looking statements contained in this news release include statements referring to the expected impact of the completed acquisition.

Although Brookfield believes that such forward-looking statements are based upon reasonable estimates, beliefs and assumptions, certain factors, risks and uncertainties, which are described from time to time in our documents filed with the securities regulators in Canada and the United States, not presently known to Brookfield or that that Brookfield currently believes are not material, could cause actual results or events to differ materially from those contemplated or implied by forward-looking statements.

Readers are urged to consider these risks, as well as other uncertainties, factors and assumptions carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements, which are based only on information available to us as of the date of this news release. Except as required by law, Brookfield undertakes no obligation to publicly update or revise any forward-looking statements, whether written or oral, that may be as a result of new information, future events or otherwise.